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                                  EXHIBIT 3.1
                                  -----------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                FILM ROMAN, INC.


     Film Roman, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The Certificate of Incorporation of this corporation was originally filed with the Delaware Secretary of State on May 9, 1996 under the name Film Roman, Inc.

     2. The Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of Section 242 and of Section 245 of the General Corporation Law of the State of Delaware.

     3. The Certificate of Incorporation of this corporation shall be amended and restated to read in full as follows:


                                   ARTICLE I

     The name of the corporation is Film Roman, Inc.


                                   ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.


                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

      a) The Corporation is authorized to issue two classes of shares to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, and the aggregate par value of all shares which are to have a par value is Five Hundred Thousand Dollars ($500,000). The total number of shares of Common Stock which the Corporation shall have authority to issue is Forty Million (40,000,000) shares, and the par value of each share of Common Stock is One Cent ($0.01). The total number of shares of Preferred Stock which the Corporation shall have authority to issue is Ten Million (10,000,000) shares, and the par value of each share of Preferred Stock is One Cent ($0.01).

      b) The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title prior to the issue of any shares thereof.

      c) The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the
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redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, and the number of shares constituting any such unissued series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                   ARTICLE V
                                   ---------

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, repeal, alter, amend and rescind Bylaws of the Corporation.


                                   ARTICLE VI
                                   ----------

    Notwithstanding Article V hereof, the bylaws may be rescinded, altered, amended or repealed in any respect by the affirmative vote of the holders of at least a majority of the outstanding voting stock of the corporation, voting together as a single class.


                                  ARTICLE VII
                                  -----------

    The Board of Directors shall have that number of Directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation.


                                  ARTICLE VIII
                                  ------------

     Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE IX
                                   ----------

     Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board of Directors, or by a majority of the members of the Board of Directors, or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in the Bylaws of the Corporation, include the power to call such meetings, or by the holders of not less than a majority of the outstanding voting stock of the Corporation, voting as a single class, but such special meetings may not be called by any other person or persons; provided, however, that if and to the
                                       --------  -------
extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the General Corporation Law of the State of Delaware, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.


                                   ARTICLE X
                                   ---------

     Each reference in this Certificate of Incorporation to any provision of the Delaware General Corporation Law refers to the specified provision of the General Corporation Law of the State of Delaware, as the same now exists or as it may hereafter be amended or superseded.
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                                   ARTICLE XI
                                   ----------

     A director shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

     If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XII
                                  -----------

     This Corporation elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


     I, THE UNDERSIGNED, being a duly elected and authorized officer of the corporation, do make this certificate, herein declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of March, 2001.

/S/ Dixon Q. Dern
_______________________________
Dixon Q. Dern, Secretary